UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016 (November 23, 2016)

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2016, Headwaters Incorporated (“Headwaters”) entered into an amendment to the existing Executive Change in Control Agreement, dated as of September 30, 2006, as amended November 18, 2010 and August 5, 2011 (the “Agreement”), with Mr. William H. Gehrmann, III (the “Amendment”).

The Amendment principally provides for payment of either (1) the severance pay and benefits described in the Agreement in the event Mr. Gehrmann’s employment with Headwaters or its successor terminates for any reason during the first thirty six (36) months following a Change in Control (as defined in the Agreement), subject to certain conditions, or (2) a retention bonus in the event Mr. Gehrmann continues employment with Headwaters or its successor through such 36-month period. The retention bonus would be payable within thirty (30) days following the end of the 36-month period, and would equal the amount of severance pay that would be payable if Mr. Gehrmann had terminated employment immediately following the Change in Control. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 99.17.3 and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.17.3                                                       Third Amendment to Executive Change in Control Agreement, dated as of November 23, 2016, by and between Headwaters Incorporated and William H. Gehrmann, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                                  November 28, 2016

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.17.3	Third Amendment to Executive Change in Control Agreement, dated as of November 23, 2016, by and between Headwaters Incorporated and William H. Gehrmann, III.